UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported August 23, 2004.


                     Law Enforcement Associates Corporation
             (Exact name of registrant as Specified in its charter)

            Nevada                      0-49907                   56-2267438
 (State or other jurisdiction    (Commission file number)      (IRS Employer
      of incorporation)                                      Identification No.)


                     100 Hunter Place, Youngsville, NC 27956
               (Address of principal executive offices) (Zip Code)


                    ISSUER'S TELEPHONE NUMBER: (919) 554-4700


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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

     On August 23, 2004, pursuant to Section 3.6 of the Company's By-Laws, the Board of Directors appointed General James J. Lindsay as a member of the Board of Directors to fill the vacancy left by the resignation of Kent H. Carrington. In conjunction with General Lindsay's accepting the position on the Board of Directors, the Company issued him 50,000 shares of the Company's restricted common stock. Mr. Lindsay has not been nominated to sit on any committees and other than the issuance of the stock to him, there are no other agreements between he and the Company.

     General Lindsay enlisted in the Army in 1952 and graduated from the Army Officer Candidate School in May 1953 as a Second Lieutenant in the Infantry. His military education includes the Infantry Officer Advanced Course, the United States Marine Corps Command and Staff College and the National War College. He holds a Bachelor's Degree from the University of Nebraska (Omaha) and a Master of Science Degree in Foreign Affairs from George Washington University.

     As a General Officer, General Lindsay commanded the 82nd Airborne Division, the Infantry School, and the XVIII Airborne Corps. He also served as Commander in Chief, United States Readiness Command and was the first Commander in Chief, United States Special Operations Command. General Lindsay organized and served as first commander of congressionally mandated U.S. Special Operations Command, comprised of Special Operations Forces of all services: Navy Seals; Army Rangers and Green Berets; Air Force Air Commandos; and the counter-terrorist joint task force. General Lindsay trained and deployed over 500 teams to sixty-three different nations to include a joint special operations task force of over 4000 personnel with responsibility for most of the key targets on Operation Just Cause in Panama in December 1989.

     General Lindsay's awards and decorations include: Distinguished Service Cross, Distinguished Service Medal, Silver Star (with four Oak Leaf Clusters), Legion of Merit, and Bronze Star with "V" device (with three Oak Leaf Clusters), Combat Infantryman's Badge, Master Parachutist Badge, Ranger Tab, and Special Forces Tab.


     General Lindsay retired from the Armed Services on July 1, 1990. Currently, General Lindsay is president of the Airborne and Special Operations Museum Foundation, and a Senior Observer with the Army's Battle Command Training Program. Additionally, General Lindsey is a member of the United States Army Ranger Hall of Fame and Officer Candidate School Hall of Fame, US Army Science Board and Special Operations Advisory Group to the Secretary of Defense. He was also the 1996 recipient of the Infantry's Doughboy Award, and the 1998 recipient of the United States Special Operations Command Bull Simon Award.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Law Enforcement Associates Corporation
                                  (Registrant)


                                         By: /s/ Paul Feldman
                                             ----------------
                                         Paul Feldman, President


Dated: August 25, 2004.